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                                 EXHIBIT 99.3

   FORM OF STOCK OPTION AGREEMENT USED IN CONNECTION WITH OPTIONS GRANTED TO
                   CERTAIN INDIVIDUALS PURSUANT TO A WRITTEN
                            COMPENSATION AGREEMENT.
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NEITHER THIS OPTION NOR THE SHARES WHICH MAY BE PURCHASED HEREBY HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

THIS OPTION AND THE SHARES WHICH MAY BE PURCHASED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT DATED AS OF APRIL 30, 1998 BY AND AMONG THE COMPANY, THE CURRENT HOLDERS (AS DEFINED IN SUCH AGREEMENT), AND THE CLASS B HOLDERS AS DEFINED IN SUCH AGREEMENT, AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF.


      RAVISENT TECHNOLOGIES INC. (FORMERLY QUADRANT INTERNATIONAL, INC.)
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                            STOCK OPTION AGREEMENT
                            ----------------------

          THIS STOCK OPTION AGREEMENT (the "Option") is granted this 30th day of April, 1998 by Quadrant International, Inc. a Pennsylvania corporation (the "Company"), to [*Name of Optionee*] (the "Optionee").


                                  WITNESSETH:

1.  GRANT

          The company hereby grants to the Optionee an Option to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of [*No. of shares*] shares of the Company's Common Stock, par value $0.01 per share (the "Option Shares"), at the purchase price of $0.25 per share (the "Option Price"). This Option is granted pursuant to the terms of a Appendix to Sales Agreement Concerning Shares dated as of January 16, 1998 between the Company, Erste CINCO Vermogensverwaltungs GmbH and Ulrich Sigmund, Hendrik Horak and Jorg Ringelberg.

2.  TERM
    (a)  General Rule.

          The option granted hereunder shall be exercisable in installments, with each installment first exercisable on the exercise date set forth in the chart below for the number of Option Shares set forth across from such exercise date. The Option granted hereunder shall terminate in all events at 5:00 p.m. eastern standard time five (5) years from the date hereof, unless sooner terminated under subsection 2(b) below.
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                 Exercise Date                    Percent of Option Shares
                 -------------                    ------------------------
                 April 30, 1999                             25%
                 April 30, 2000                             25%
                 April 30, 2001                             25%
                 April 30, 2002                             25%

          Any installment may be exercised in whole or in part, except that this Option may in no event be exercised with respect to fractional shares.

    (b) Early Termination of Options.

          Notwithstanding the provision of subsection 2(a), the right to exercise this Option shall terminate upon the first to occur of the following:

          (1) Expiration of three months from the date the Optionee's employment or service with the Company or any Corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) of (f) of the Code (an "Affiliate") terminates for any reason other than Disability (as defined in Section 22 (e) (3) of the Code) or death;

          (2) Expiration of one year from the date such employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death.

          (3) The date that the employment or service of the Optionee terminates for cause, as determined by the Committee (as defined below), which shall include, without limitation, a determination that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate (in such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price, and notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture); or

          (4) The date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company or on the occurrence of a Change of Control (as defined in Section 6).

          In the event that the right to exercise this Option terminates pursuant to either 2(b)(1) or 2(b)(2), this Option may be exercised during the three-month or one-year period, as the case may be, following the termination of employment or service only with

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          respect to the number of Option Shares as to which this Option was exercisable on the date of such termination of employment or service. Following such termination of employment or service, this Option may not covered by this Option, even though all or a portion of such additional Option Shares would have become exercisable if the Optionee were still employed or rendering services during such three-month or one-year period.

          The Board of Directors, in its administrative capacity with respect to this Option and/or executive compensation, or, if so designated, any committee designated by the Board of Directors to administer executive compensation with respect to persons including the Optionee is referred to in this Option as the "Committee."

3.  TRANSFERS.

          This option is not transferable by the Optionee otherwise that by will or pursuant to the laws of descent and distribution in the event of the Optionee's death (in which event that Option may be exercised by the heirs or legal representatives of the Optionee, or pursuant to a Qualified Domestic Relations Order. The Option may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option other than as expressly permitted in this Section 3 shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

4.  METHOD OF EXERCISE AND PAYMENT.

          (a) When exercisable under Section 2, the Option may be exercised by written notice to the Company's Treasurer specifying the number of Option Shares to be purchased and, unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the "Act"), containing the Optionee's acknowledgement, in the form and substance satisfactory to the Company, that the Optionee (a) is purchasing such Option Shares for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act),
(b) has been advised and understand that (i) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable United State federal and state securities laws, and (d) has been advised and understands that an appropriate legend referring to the restrictions contained in this Option may be endorsed on the certificate. The notice shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased and nay additional amount which the Optionee is required to pay to the Company pursuant to the provision of Section 11 hereof (a) in cash, (b) by certified or cashier's check payable to the order of the Company, or (c) by such other mode of payment as the Committee may approve. Such exercise shall be effective upon the actual receipt by the Company's Treasurer of such written notice and payment.

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5.  ADJUSTMENTS ON CHANGES IN CAPITALIZATION.

          (a) In the event that, prior to delivery by the Company of all of the Option Shares, the number of outstanding shares of the Company's Common Stock are change by the reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of shares and the like or dividends payable in shares of the company's common Stock, an equitable adjustment shall be made by the Committee in the aggregate number of Option Shares an din the Option Price. Unless the Committee makes other provisions for the equitable settlement of outstanding options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all substantially all of the assets of the Company shall be sold or exchanged, the Optionee shall [(if and only if the Option does not become immediately exercisable under Section 60] at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of this Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the Option Shares.

          (b) Any adjustment under this Section 5 in the number of Option Shares shall apply proportionately to only the unexercised portion of this Option. If fractions of an Option Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Option Shares.

          (c) The Committee shall authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

          (d) Notwithstanding the foregoing, no adjustment shall be made as a result of the issuance of the Company's Common Stock upon the conversion of other securities of the Company that are convertible into such Common Stock.

6.  CHANGE OF CONTROL.

          Notwithstanding anything to the contrary herein, if the Optionee is then an employee of, member of the Board of Directors of, or consultant or advisor to, the Company, upon a Change of Control (as defined below), all Option Shares then subject to this Option shall automatically become exercisable as the date of the Change in Control.

          A "Change in Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date of the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holder of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of

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common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13 (d)(3) or Section 14
(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries shall have become the beneficial owner of, or shall have obtained voting control over, fifty percent (50%) or more of the outstanding shares of the Company's Common Stock.

7.  LEGAL REQUIREMENTS.

          If the listing, inclusion , registration or qualification of the Option Shares upon any securities exchange, in any automated quotation system, or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of any Option Shares, the Company may defer exercise of this Option and shall not be obligated to issue or deliver the certificates representing the Option Shares as to which this Option has been exercised unless and until such listing, inclusion, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company, the Company may cause a legend to be placed on the Option Shares being issued calling attention to their having been acquired for investment and not having been registered.

8.  NOTICE.

          Any notice to be given to the Company shall be in writing and shall be addressed to the Treasurer of the Company at its principal executive office and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he is employed, or at such other address as either party hereafter may designate in writing to the other. Except as otherwise set forth herein, any such notice shall be deemed to have been duly given, made and received only when personally delivered or on the day delivery is guaranteed when transmitted, addressed as aforesaid, to a third party company or governmental entity provided delivery services in the ordinary course of business, or two days following the day when deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as aforesaid. Notwithstanding the foregoing, any notice of exercise pursuant to Section 4 shall be deemed to have been duly given, made or received only upon actual receipt by, or upon tender of delivery to, the addressee of such notice.

9.  NO COMMITMENT TO RETAIN.

          Nothing herein contained shall affect the right of the Company or any Affiliate to terminate the Optionee's employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.

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10.  AMENDMENT.

          The Board of Directors of the Company shall have the right to amend this Option, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Section 2(b)(4) or Section 6.

11.  WITHHOLDING OF TAXES.

          Whenever the Company proposes or is required to deliver or transfer Option Shares in connection with the Exercise of this Option, the Company shall have the right to (a) require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

12.  NOTIFICATION OF COMPANY UPON EARLY DISPOSITION OF OPTION SHARES.

          If, following the exercise of this Option in whole or in part, the Optionee disposes of any Option Shares within two years from the date of grant of this Option or within one year after the transfers of the Option Shares to the Optionee, the Optionee shall give notice in writing to the Committee of such disposition and shall provide the Committee with such other information as the Committee may reasonably request.

          IN WITNESS WHEREOF, the Company has granted this Option on the day and year first above written.

                                 QUADRANT INTERNATIONAL, INC.


                                 BY:________________________________
                                    Francis E. Wilde
                                    President


                                 ACKNOWLEDGED BY OPTIONEE:


                                 BY:________________________________
                                    [*Name of Optionee*]

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